THE TRANSFER OF THIS WARRANT IS SUBJECT TO RESTRICTIONS  CONTAINED  HEREIN.
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.


                        IMAGING TECHNOLOGIES CORPORATION

                          Common Stock Purchase Warrant


To Purchase 190,000 Shares of                                September  17, 1998
the Common Stock of
Imaging Technologies Corporation



     THIS CERTIFIES that, for value received, American Industries, Inc. or its registered assigns (the "Holder"), is entitled to purchase from Imaging Technologies Corporation, a Delaware corporation (hereinafter called the "Corporation"), up to 190,000 shares (subject to adjustment as provided in
Section 4) (the "Warrant Shares") of fully paid and non-assessable Common Stock of the Corporation (the "Common Stock"), subject to the provisions and upon the terms and conditions set forth herein.

     1. TERM OF WARRANT. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the term commencing on the date hereof (the "Exercise Date") and ending at 5:00 p.m. Pacific Daylight Time on the date three (3) years after the Exercise Date (the "Exercise Period").

     2. EXERCISE PRICE. The exercise price at which this Warrant may be exercised shall be $2.025 per share of Common Stock (the "Exercise Price), as adjusted from time to time pursuant to Section 4 hereof. The parties hereto acknowledge that this in no way is an attempt to identify the fair market value of shares of Common Stock, but is rather an arbitrary assignment of value for the purposes of this Warrant only.

     3. EXERCISE OF WARRANT. (a) Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder, in whole or in part, at any time during the Exercise Period by (i) delivery of the completed purchase form annexed hereto, which purchase form shall specify the number of Warrant Shares to be purchased, (ii) payment to the Corporation of an amount equal to the

Exercise Price multiplied by the number of Warrant Shares as to which the Warrant is being exercised (plus any applicable issue or transfer taxes) (the "Aggregate Exercise Price") in cash or by check or wire transfer, and (iii) the surrender of this Warrant, at the principal office of the Corporation; provided, that if such Warrant Shares are to be issued in any name other than that of the Holder, such issuance shall be deemed a transfer and the provisions of Section 13 shall be applicable. In the event of any exercise of the rights represented by this Warrant in compliance with this Section 3(a), a certificate or certificates for the Warrant Shares so purchased, in such denominations as may be requested by the Holder and registered in the name of, or as directed by, the Holder, shall be delivered at the Corporation's expense to, or as directed by, the Holder as soon as practicable after such rights shall have been so exercised, and in any event no later than three business days after such exercise.

     (b) Unless the rights represented by this Warrant shall have expired or shall have been fully exercised, the Corporation shall, as soon as practicable and in no event later than ten business days after any exercise and at its own expense, issue a new Warrant identical in all respects to the Warrant exercised except (i) it shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to such exercise under the Warrant exercised, less the number of Warrant Shares with respect to which such Warrant is exercised, and (ii) the Holder thereof shall be deemed for all corporate purposes to have become the Holder of record of such Warrant Shares immediately prior to the close of business on the date on which the Warrant is surrendered and payment of the amount due in respect of such exercise and any applicable taxes is made, irrespective of the date of delivery of certificates evidencing such Warrant Shares, except that, if the date of such surrender and payment is a date when the stock transfer books of the Corporation are properly closed, such person shall be deemed to have become the holder of such Warrant Shares at the opening of business on the next succeeding date on which the stock transfer books are open.

     (c) No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock issued upon exercise of this Warrant shall be rounded up or down to the nearest whole number.

     4. STOCK SPLITS, CONSOLIDATION, MERGER AND SALE. In the event that before the issuance of the shares of Common Stock into which this Warrant may be exercised the outstanding shares of Common Stock shall be split, combined or consolidated, by dividend, reclassification or otherwise, into a greater or lesser number of shares of Common Stock, the Exercise Price in effect immediately prior to such combination or consolidation and the number of shares purchasable under this Warrant shall, concurrently with the effectiveness of such combination or consolidation, be proportionately adjusted. If there shall be effected any consolidation or merger of the Corporation with another corporation, or a sale of all or substantially all of the Corporation's assets to another corporation, and if the holders of Common Stock shall be entitled pursuant to the terms of any such transaction to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such consolidation, merger or sale, lawful and adequate provisions shall be made whereby the Holder of this Warrant shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the exercise of such Warrant, such shares of stock, securities or assets as may be issuable or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore so receivable had such consolidation, merger or sale not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of this Warrant. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not otherwise referred to in this Section 4, then, in each such case, upon exercise of this Warrant the Holder shall be entitled to a proportionate share of any such distribution as though the Holder was the holder of the number of shares of Common Stock of the Corporation issuable upon exercise of this Warrant as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

     5. STOCK TO BE RESERVED. The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon the exercise of this Warrant as herein provided, such number of shares of Common Stock as shall then be issuable upon the exercise of this Warrant. The Corporation shall from time to time in accordance with applicable law increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall not be sufficient to permit exercise of this Warrant. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which shares of capital stock of the Corporation may be listed.

     6. ISSUE TAX. The issuance of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issuance tax in respect thereof provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder of this Warrant.

     7. CLOSING OF BOOKS. The Corporation will at no time close its transfer books against the transfer of the shares of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

     8. NOTICES OF RECORD DATES. In the event of:

     (a) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution (other than cash dividends out of earned surplus), or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

     (b) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation or any transfer of all or substantially all the assets of the Corporation to or consolidation or merger of the Corporation with or into any other corporation, or

     (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Corporation, then and in each such event the Corporation will give notice to the Holder of this Warrant specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and stating the amount and character of such dividend, distribution or right, and (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock will be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be given at least ten
(10) days and not more than ninety (90) days prior to the date therein specified, and such notice shall state that the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") or to a favorable vote of stockholders, if either is required.

     9. NO STOCKHOLDER RIGHTS OR LIABILITIES. Subject to Sections 4 and 8 of this Warrant, this Warrant shall not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Corporation. No provision hereof, in the absence of affirmative action by the Holder hereof to purchase shares of Common Stock, and no mere enumeration hereon of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Exercise Price or as a stockholder of the Corporation, whether such liability is asserted by the Corporation or by creditors of the Corporation.

     10. LISTING. The Corporation shall use its best efforts to cause all of the shares of Common Stock issuable upon exercise of this Warrant to be approved for listing on the Nasdaq SmallCap Market. The Corporation shall maintain the Common Stock's authorization for quotation on the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, Inc. ("NYSE") or the American Stock Exchange, Inc. ("AMEX"). Neither the Corporation nor any of its subsidiaries shall take any action which may result in the delisting or suspension of the Common Stock on the Nasdaq SmallCap Market, the Nasdaq National Market, NYSE or AMEX. The Corporation shall promptly provide Holder copies of any notices it receives from the Nasdaq SmallCap Market, the Nasdaq National Market, NYSE or AMEX regarding the continued eligibility of the Common Stock for listing on such automated quotation system or securities exchange. The Corporation shall pay all fees and expenses in connection with satisfying its obligation under this Section 10.

     11. TRANSFER AGENT INSTRUCTIONS. The Corporation shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of the Holder or its respective nominee(s), for the Warrant Shares in such amounts as specified from time to time by the Holder to the Corporation upon exercise of this Warrant (the "Irrevocable Transfer Agent Instructions"). All such certificates shall bear the restrictive legend specified in Section 12 of this Warrant. The Corporation warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 11 and the stop transfer instructions to give effect to Section 12 hereof will be given by the Corporation to its transfer agent and that the Warrant Shares shall otherwise be freely transferable on the books and records of the Corporation as and to the extent provided in this Warrant and that certain Subordinated Note Purchase Agreement dated as of the date hereof, among the Corporation and the entities listed on the signature pages thereto. If
Holder provides the Corporation with an opinion of counsel, reasonably satisfactory in form, and substance to the Corporation, that registration of a resale by such Holder of any of such Warrant Shares is not required under the Securities Act, the Corporation shall permit the transfer, and promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Holder and without any restrictive legends. The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder hereof by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Corporation acknowledges that the remedy at law for a breach of its obligations under this
Section 11 will be inadequate and agrees, in the event of a breach or threatened breach by the Corporation of the provisions of this Section 11, that the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

     12. COMPLIANCE WITH SECURITIES LAWS.

     (a) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the shares of Common Stock to be issued upon exercise hereof (collectively, the "Securities") are being acquired solely for the Holder's own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, the Holder does not agree to hold any of the Securities for any minimum or other specific term.

     (b) This  Warrant  and the  stock  certificates  representing  the  Warrant
Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

                THE  SECURITIES REPRESENTED HEREBY HAVE
                NOT BEEN REGISTERED UNDER THE SECURITIES
                ACT OF 1933, AS AMENDED, OR APPLICABLE
                STATE SECURITIES LAWS. THE SECURITIES HAVE
                BEEN ACQUIRED FOR INVESTMENT AND MAY
                NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED
                OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE
                REGISTRATION STATEMENT FOR THE SECURITIES
                UNDER THE SECURITIES ACT OF 1933, AS
                AMENDED, OR APPLICABLE STATE SECURITIES
                LAWS, OR AN OPINION OF COUNSEL, IN
                GENERALLY ACCEPTABLE FORM, THAT
                REGISTRATION IS NOT REQUIRED UNDER SAID
                ACT OR APPLICABLE STATE SECURITIES LAWS OR

                UNLESS SOLD PURSUANT TO RULE 144 UNDER
                SAID ACT.


     The legend set forth above shall be removed and the Corporation shall issue a certificate without such legend to the Holder of the Warrant Shares upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Warrant Shares are registered for sale under the Securities Act, (ii) in connection with a sale transaction, such Holder provides the Corporation with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of such Warrant Shares may be made without registration under the Securities Act, or (iii) such Holder provides the Corporation with reasonable assurances that such Warrant Shares can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold. The Holder acknowledges, covenants and agrees to sell the Warrant Shares represented by a certificate(s) from which the legend has been removed, only pursuant to (i) a registration statement effective under the Securities Act, or (ii) advice of counsel that such sale is exempt from registration required by Section 5 of the Securities Act.


     13. TRANSFER. Subject to the terms and conditions contained in Section 12 hereof, this Warrant and all rights hereunder are transferable in whole or in part by the Holder and any successor transferee; provided, however, in no event shall the aggregate number of transfers of the rights and interests in all of the Warrants exceed three (3) transfers. The transfer shall be recorded on the books of the Corporation upon receipt by the Corporation of an assignment form in the form attached hereto ("Assignment Form"), at its principal office and the payment to the Corporation of all transfer taxes and other governmental charges, if any, imposed on such transfer.

     14. PRESENTMENT. Prior to due presentment of this Warrant together with a completed Assignment Form for registration of transfer, the Corporation may deem and treat the Holder as the absolute owner of the Warrant, notwithstanding any notation of ownership or other writing thereon, for the purpose of any exercise thereof and for all other purposes, and the Corporation shall not be affected by any notice to the contrary.

     15. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Corporation may, on such terms as to indemnity or otherwise as it may in its discretion reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed.

     16. GOVERNING LAW. This Warrant shall be governed in all respects by and construed in accordance with the laws of the State of Oregon without any regard to conflicts of laws principles. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in Portland, Multnomah County, Oregon, for the adjudication of any dispute hereunder or in connection herewith, and hereby waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof.

     17. SUCCESSORS, ASSIGNS. All the terms and provisions of the Warrant shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.


     18. AMENDMENT. This Warrant may only be modified, amended or terminated by a writing signed by the Corporation and the Holder.

     19. SEVERABILITY. If any provision of this Warrant shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Warrant in that jurisdiction or the validity or enforceability of any provision of this Warrant in any other jurisdiction.

     IN WITNESS WHEREOF, the Corporation has caused this Warrant to be duly executed and delivered on and as of the day and year first above written by one of its officers thereunto duly authorized.



                                IMAGING TECHNOLOGIES CORPORATION



Dated:  September   , 1998      By: /s/Brian Bonar
                 ---               -----------------------------
                                   Brian Bonar, President and Chief
                                   Executive Officer




     The undersigned Holder agrees and accepts this Warrant and acknowledges that it has read and confirms each of the representations contained in Section 12.



                                AMERICAN INDUSTRIES, INC.



                                By: /s/ Howard Hedinger
                                   --------------------
                                   Howard Hedinger

                                Its: President
                                    -------------------


                   Address:     1750 NW Front Avenue, Suite 106
                                Portland, Oregon 97209





                [SIGNATURE PAGE TO COMMON STOCK PURCHASE WARRANT]

                                  PURCHASE FORM

(To be executed by the Warrant Holder if desires to exercise the Warrant in whole or in part)



To:  Imaging Technologies Corporation

The  undersigned,   whose  Social  Security  or  other  identifying   number  is
              ,  hereby irrevocably elects the right of purchase  represented by
--------------
the within Warrant for, and to purchase  thereunder,
                                                     ---------------------------
shares of Common Stock provided for therein and tenders payment herewith to the order of

                        Imaging Technologies Corporation
                                in the amount of

                                     $
                                      --------------------
The undersigned requests that certificates for such shares be issued as follows:

Name:
     ---------------------------------------------------------------------------
Address:
        ------------------------------------------------------------------------
Deliver to:
           ---------------------------------------------------------------------
Address:
        ------------------------------------------------------------------------
and, if said number of shares shall not be all the shares purchasable hereunder, that a new Warrant for the balance remaining of the shares purchasable under the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below

                  Address:
                          ---------------------------------------------------


Dated:               , 19
      ---------------    ---
                                    Signature

                                    (Signature must conform in all  respects  to
                                    the name of  the Warrant Holder as specified
                                    on   the  face  of   the   Warrant,  without
                                    alteration,   enlargement    or  any  change
                                    whatsoever)

                                   ASSIGNMENT


(To be executed by the Warrant Holder if he desires to effect a transfer of the Warrant)


FOR VALUE  RECEIVED,  the undersigned  hereby sells,  assigns and transfers unto whose Social Security or
-------------------------------------------------------
other identification number is                             [residing/located] at
                               ---------------------------
                               the     attached     Warrant,     and    appoints
------------------------------
                               residing at
---------------------------                 ------------------------------------

--------------------------------------------------------------------------------

the undersigned's attorney-in-fact to transfer said Warrant on the books of the Corporation, with full power of substitution in the premises.


Dated:               , 19   .
      ---------------    ---


In the presence of:

--------------------------
                                        (Signature must conform in all respects to the name of the Warrant Holder as specified on the face of the Warrant, without alteration, enlargement or any change whatsoever).